Oneita Industries, Inc.
                             4130 Faber Place Drive
                                    Suite 200
                        Charleston, South Carolina 29405
                                 (803) 529-5225

Inquiries:
Call Subscription Agent
(718) 921-8200

_______________, 1996

         PLEASE GIVE THIS LETTER AND INSTRUCTIONS YOUR PROMPT ATTENTION

     THE ENCLOSED SUBSCRIPTION RIGHTS CERTIFICATE HAS VALUE. PLEASE DO NOT LOSE OR MUTILATE IT. YOUR SUBSCRIPTION RIGHTS CERTIFICATE IS NON-TRANSFERABLE AND EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON ___________, 1996. IT IS VALUELESS THEREAFTER.

DEAR STOCKHOLDER:

     Oneita Industries, Inc. (the "Company") is offering to its Common Stockholders non-transferable rights to subscribe for shares of the Company's Common Stock, par value $.25 per share (the "Common Stock"). The offering is made by, and described in, the enclosed Prospectus. YOU ARE URGED TO READ THE PROSPECTUS CAREFULLY. Instructions for completing the form on the back of your Subscription Rights Certificate, with examples, appear in the following pages.

     Some important features of this offering include:

       SUBSCRIPTION RIGHTS: All Stockholders who owned common stock, par value $.25 per share (the "Common Stock"), of the Company on the Record Date (________, 1996) are entitled to one Subscription Right ("Right") for each share of Common Stock they owned on the Record Date. The enclosed Subscription Rights Certificate evidences the Rights issued to you. The number of Rights you were issued appears on the face of the Subscription Rights Certificate at the top right.

       TO SUBSCRIBE: Four (4) Rights and a payment of $7.00 are required for each share of Common Stock for which you subscribe pursuant to the Basic Subscription Right.

       FRACTIONAL SHARES: No fractional shares will be issued to holders of Rights, and the Rights are not transferable. Any holder of a number of Rights not evenly divisible by 4 will not be entitled to subscribe pursuant to the Basic Subscription Right for more than the number of shares of Common Stock equal to the number obtained by dividing the number of Rights owned by such holder by 4 and rounding down to the next lower whole number. [Example: If you have received 115 Rights, you may subscribe for a maximum of 28 shares of Common Stock pursuant to the Basic Subscription Right (115 divided by 4 equals 28.75, which is rounded down to 28).]

       PARTIAL SUBSCRIPTION: Stockholders may subscribe for less than the full amount of shares of Common Stock to which they are entitled pursuant to the Basic Subscription Right.

     STANDBY PURCHASE: Robert M. Gintel, the Chairman of the Board of Directors of the Company and Avondale Mills, Inc., the Company's largest supplier of yarn, have agreed to subscribe for and purchase all shares of Common Stock (the "Unsubscribed Shares") which have not been purchased by the remaining Stockholders of the Company pursuant to such Stockholders' Basic Subscription Privilege. Therefore, sale of all of the shares of Common Stock offered pursuant to the Rights Offering is assured. Mr. Gintel and Avondale Mills, Inc. have agreed to purchase the Unsubscribed Shares for a purchase price of $7.00 per share. Mr. Gintel has agreed not to subscribe for and purchase any shares of the Common Stock to which he is entitled to purchase as a result of his Basic Subscription Rights with respect to the 1,100,000 shares of Common Stock he owns directly of record. The first 750,000 Unsubscribed Shares will be purchased by Avondale Mills, Inc. The remaining Unsubscribed Shares will be purchased by Mr. Gintel and Avondale Mills, Inc. in equal amounts subject to the $3,750,000 and $7,500,000 respective maximum commitments to purchase Unsubscribed Shares by Mr. Gintel and Avondale Mills, Inc. The relationship among the Company, Mr. Gintel and Avondale Mills, Inc. and a description of certain transactions among Mr. Gintel, Avondale Mills, Inc. and the Company are further described in the Prospectus.

       SALE: You may NOT sell or otherwise transfer your Rights.

       TAXES: General information as to the tax status of Rights for United States Federal Income Tax purposes is provided in the Prospectus; you should, however, consult your own tax advisor.

     SUBSCRIPTION: IF YOU WISH TO SUBSCRIBE, YOU SHOULD SEND THE SUBSCRIPTION RIGHTS CERTIFICATE AND PAYMENT TO THE SUBSCRIPTION AGENT, AMERICAN STOCK TRANSFER & TRUST COMPANY, AS QUICKLY AS POSSIBLE. THEY MUST BE RECEIVED BY THE SUBSCRIPTION AGENT AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON __________, 1996, UNLESS YOU USE THE LATE DELIVERY PROCEDURE DESCRIBED BELOW. YOU SHOULD ACT PROMPTLY. Full payment must accompany your Subscription Rights Certificate for all shares of Common Stock for which you subscribe. Payment must be made by certified bank cashier's check or postal or express money order, payable to the order of American Stock Transfer & Trust Company.

     If the Subscription Agent has received at or before 5:00 P.M., New York City time, on _________, 1996, full payment for the total number of shares of Common Stock subscribed for, together with a letter or telegram, substantially in the form enclosed entitled "Notice of Guaranteed Delivery", from a commercial bank or trust company or a member of a national securities exchange in the United States or a member of the National Association of Securities Dealers, stating your name, the number of Rights represented by your Subscription Rights Certificate and the number of shares of Common Stock subscribed for and guaranteeing that your Subscription Rights Certificate will be delivered before 12:00 Noon, New York City time, on _________, 1996, to the Subscription Agent, such subscription will be accepted by the Subscription Agent, subject to withholding of the stock certificate representing the shares of Common Stock subscribed for pending receipt of the duly executed Subscription Rights Certificate.

     If you send the executed Subscription Rights Certificate and payment to the Subscription Agent by mail, you must allow adequate time for actual receipt prior to the dates and times specified above.

     ASSISTANCE: If you require assistance, you may call the Subscription Agent at (718) 921-8200.

                                   Yours very truly,



                                   Herbert J. Fleming
                                   President

Instructions

     The total number of Rights you own is printed on your Subscription Rights Certificate on the top right of the face of such Subscription Rights Certificate. Four (4) Rights and payment of $7.00 are required to subscribe for each share of Common Stock (the "Common Stock") under the Basic Subscription Right. You may NOT sell or transfer all or any portion of your Rights.

     If you wish to subscribe pursuant to your Basic Subscription Right, use the instructions for completing BOX 1A and BOX 1B.

     After completing BOX 1A and BOX 1B on your Subscription Rights Certificate you should promptly send it in the return envelope provided to the Subscription Agent, American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005. If you return it in person, do so at the Subscription Agent's Office, American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005. If you use the late delivery procedure described below, be sure your Subscription Rights Certificate reaches the Subscription Agent at or before 5:00 P.M., New York City time, on ______________, 1996. DO NOT SEND EITHER YOUR SUBSCRIPTION RIGHTS CERTIFICATE OR FUNDS TO ONEITA INDUSTRIES, INC.

     If the Subscription Rights Certificate is signed and executed by an attorney, executor, administrator, guarantor or other fiduciary, or by an officer of a corporation and the Subscription Rights Certificate is not registered in such manner, the person so executing must give his full title in such capacity and proper evidence of authority to act in such capacity must be furnished.

     If the Subscription Agent has received at or before 5:00 p.m., New York City time, on ________, 1996, full payment for the total number of shares of Common Stock subscribed for, together with a letter or telegram, substantially in the form enclosed entitled "Notice of Guaranteed Delivery" from a commercial bank or trust company or a member of a national securities exchange in the United States or a member of the National Association of Securities Dealers, stating your name, the number of Rights represented by your Subscription Rights Certificate and the number of shares of Common Stock subscribed for and guaranteeing that your Subscription Rights Certificate will be delivered before 12:00 Noon, New York City time, on _________, 1996 to the Subscription Agent, such subscription will be accepted by the Subscription Agent, subject to the withholding of the stock certificate representing the shares of Common Stock subscribed for pending the receipt of the duly executed Subscription Rights Certificate.

     To subscribe for shares of Common Stock pursuant to your Basic Subscription Right, fill in BOX 1A and 1B on your Subscription Rights Certificate and sign on the line marked "Subscriber's Signature". You may determine the number of shares for which you may subscribe as follows:

     Four Rights are required to subscribe for one share of Common Stock pursuant to the Basic Subscription Right. If the number of Rights shown on your Certificate is not evenly divisible by 4, you may subscribe pursuant to the Basic Subscription Right for not more than the number of shares of Common Stock equal to the number obtained by dividing the number of Rights shown on your Subscription Rights Certificates by 4 and rounding down to the next lower whole number. No fractional shares will be issued, and your Rights are not transferable.

     Enter in BOX 1A the number of shares of Common Stock for which you wish to subscribe. Calculate the payment to be enclosed by multiplying such number of shares by $7.00. Enter in Box 1A the amount of the payment being enclosed. Full payment for such number of shares of Common Stock must be made with such subscription.

     Complete BOX 1B by entering your total payment for all shares of Common Stock for which you are subscribing and by signing on the line marked "Subscribers Signature".

     Full payment of the Subscription Price for all shares of Common Stock for which you subscribe must accompany the Subscription Rights Certificate or the Guaranty of Delivery of the Subscription Rights Certificate and may be by certified bank or cashier's check, postal or express money order, payable in United States dollars to the order of American Stock Transfer & Trust Company. Subscription Rights Certificates received for subscriptions without any payment will be returned.

     The signature of the subscriber must appear in BOX 1B.

NOTE:

     You may elect to subscribe for fewer than your maximum number of shares of Common Stock under the Basic Subscription Right.

ATTENTION NOMINEES AND BROKER-DEALERS

     If you hold shares of common stock, par value $.25 per share (the "Common Stock"), of Oneita Industries, Inc. as an institutional nominee or broker-dealer for other persons, you may fill out and sign Form B on the reverse side of the Subscription Rights Certificate in order to afford each beneficial owner of Common Stock the ability to exercise their Basic Subscription Right.

EXAMPLE

     For example, a stockholder with 115 Rights may subscribe for 28 shares of Common Stock pursuant to the Basic Subscription Right. In this example, BOX 1A would be completed by entering 28 as the number of shares subscribed and $196.00 as the payment. The completed BOX 1A would look like this:

                    BOX 1A-BASIC SUBSCRIPTION RIGHT

                    No. of Shares  Subscription   Payment
                    Subscribed       Price        Enclosed

                       28       x    $7.00      = $ 196.00


BOX 1B would look like this:


                   BOX 1B - Total Payment Enclosed $196
                   SIGNATURE - I hereby subscribe for shares of Common Stock of Oneita Industries, Inc. upon the terms specified in the Prospectus.
                   Subscriber's Telephone No. (123) 456-7890
                   Subscriber's Signature Sample Stockholder